UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01     Other Events.

In November 2017, Portland General Electric Company (PGE or the Company) submitted to the Public Utility Commission of Oregon (OPUC) an addendum to the 2016 Integrated Resource Plan that included a request for the issuance of a Renewable Request for Proposals (RFP). In December 2017, the OPUC acknowledged the addendum and, as a result, in May 2018, PGE issued the RFP seeking to procure approximately 100 MWa of qualifying renewable resources.

With the oversight of an independent evaluator selected by the OPUC to help conduct the RFP and review bids to ensure a fair and transparent process, the Company has now determined a Final Shortlist of proposals. PGE plans to submit a request for acknowledgement of the Final Shortlist to the OPUC on October 2, 2018 that includes six distinct proposals submitted by three bidders.

PGE submitted a benchmark project into the RFP process that included a wind resource that would qualify for the federal production tax credit. The benchmark project was considered along with other renewable resource proposals and is shown in the table below as Project II.

The proposals provide various combinations of wind, solar, and battery storage options that include power purchase agreements (PPA) along with up to 36 MWa of Company-owned wind resources as shown in the table below. While only one proposal within each unique project may be selected, the ultimate outcome of the RFP process may involve the selection of multiple projects.

RFP Final Shortlist

Bidder	Unique Project	Proposal	Technology	Structure	MWa
A	I.	a)	Wind/Solar + Battery	PPA	39
		b)	Wind	PPA	29

B	II.	a)	Wind	Hybrid (1)	105
		b)	Wind + Battery	Hybrid (1)	104
		c)	Wind/Solar + Battery	Hybrid (2)	119

C	III.	a)	Wind	PPA	91
(1) Hybrid commercial structure includes approximately 69 MWa of PPA resources and 36 MWa of Company-owned wind resources.
(2) Hybrid commercial structure includes approximately 83 MWa of PPA resources and 36 MWa of Company-owned wind resources.

PGE will request that the OPUC acknowledge the RFP Final Shortlist by early December 2018 to enable the Company to execute definitive agreements with the winning bid or bids. PGE intends to commence negotiations with one or more bidders immediately and to finalize negotiations prior to the end of 2018 to allow sufficient time to capture expiring federal production tax credits for the benefit of customers.

Additional information regarding the RFP (OPUC Docket UM 1934) is available on the OPUC website at www.oregon.gov/puc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	October 1, 2018	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer